UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 16, 2012
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Christopher & Banks Corporation (the “Company”) filed on February 21, 2012, disclosing Joel N. Waller’s election as Chief Executive Officer of the Company, effective February 17, 2012 following the resignation of Larry C. Barenbaum as Chief Executive Officer.  This Amendment No. 1 amends the original 8-K filing solely to include information regarding Mr. Waller’s amended employment agreement and does not affect the accuracy of the information provided in the original 8-K filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On January 3, 2012, in connection with Mr. Waller’s earlier election as the Company’s President, the Company and Mr. Waller entered into a one-year employment agreement (the “Agreement”) commencing December 14, 2011.  In connection with Mr. Waller’s election as Chief Executive Officer effective February 17, 2012, the Compensation Committee of the Company’s Board of Directors approved revisions to the Agreement on February 27, 2012, and Mr. Waller and the Company have entered into an amended and restated Agreement dated February 29, 2012 (the “Amended Agreement”).  Pursuant to the Amended Agreement, Mr. Waller (i) will now report to the Company’s Board of Directors and (ii) will be entitled to (x) an annual salary of $500,000 starting effective February 17, 2012, the date he was elected as the Company’s Chief Executive Officer, and (y) a time-based restricted stock award of 50,000 shares to be granted on or about March 29, 2012 and which shall vest in full on December 13, 2012, or earlier if Mr. Waller is terminated by the Company other than for cause.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amended Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of February 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel and Corporate Secretary

Date:  March 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of February 29, 2012.